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Management's Certification Regarding Compliance with Applicable Servicing Criteria on SEC Regulation AB

1.             Torchlight Loan Services, LLC’s (the “Company”) management is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2018 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include commercial mortgage-backed securities transactions that were issued on or after December 1, 2002 and that were registered with the SEC pursuant to the Securities Act of 1933, for which the Company acted as special servicer (the “Platform”);

2.             The commercial mortgage-backed securities transactions covered by this Platform, as of and for the 12-month period ended December 31, 2018 are included in Appendix B hereto;

3.             Except as set forth in paragraph 4 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.             The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Company based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.             The Company has complied, in all material respects, with the applicable servicing criteria as of and for the 12-month period ended December 31, 2018 and for the Reporting Period with respect to the Platform taken as a whole; and

6.             CohnReznick LLP, an independent registered public accounting firm, has issued an attestation report on the Company's assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 25, 2019

Torchlight Loan Services, LLC

By: /s/ William A Clarkson
Name: William A. Clarkson
Title: Authorized Signatory

Appendix A
SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on [pool assets] are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)[i]	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
1122(d)(3)(i)(A)	are prepared in accordance with timeframes and other terms set forth in the transaction agreements;	X
1122(d)(3)(i)(B)	provide information calculated in accordance with the terms specified in the transaction agreements;	X
1122(d)(3)(i)(C)	are filed with the Commission as required by its rules and regulations;				X
1122(d)(3)(i)(D)	agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.				X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on [pool assets] is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	[pool asset] and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)ii

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.				X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s [pool asset] documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.				X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X
[i] This criterion is applicable but the Asserting Party does not keep unissued checks. ii This criterion is not applicable as the Asserting Party does not routinely accept or process payments directly.

Appendix B
REG AB - Schedule I
Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
BACM 2004-5	Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-5	None
BACM 2006-1	Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1	Certification excludes the Torre Mayor Whole Loan and the KinderCare Portfolio Whole Loan.
BANK 2018-BN10	WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., Commercial Mortgage Pass- Through Certificates Series 2018-BNK10

Certification excludes the Extra Space
Self Storage
Portfolio, Baybrook Lifestyle and
Power
Center, Moffett Towers II - Building 2,
Warwick Mall Whole Loans.

Certification is restricted to the period
which Torchlight served as Special
Servicer, from February 1, 2018 to
December 31, 2018.

BANK 2018-BN13	WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., Commercial Mortgage Pass- Through Certificates Series 2018-BNK13

Certification excludes the 1745
Broadway, Plaza Frontenac, Fair Oaks
Mall, 181 Fremont Street, Shoppes at
Chino Hills, and CoolSprings Galleria
Whole Loans.

Certification is restricted to the period
which Torchlight served as Special
Servicer, from August 1, 2018 to
December 31, 2018.

BBCMS 2018-RRI	BBCMS Trust 2018-RRI Commercial Mortgage Pass-Through Certificates, Series 2018-RRI	Certification is restricted to the period which Torchlight served as Special Servicer, from February 27, 2018 to December 31, 2018.
BBSG 2016-MRP	BBSG 2016-MRP Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-MRP	None
BSCMS 2005-PW10	Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-PWR10	None
CGCMT 2004-C2	Citigroup Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-C2	None
CGCMT 2015-GC31	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-GC31	Certification excludes the Selig Office Portfolio, Dallas Market Center and Crowne Plaza Bloomington Whole Loans.
COMM 2014-CCRE20	COMM 2014-CCRE20 Mortgage Trust Commercial Mortgage Pass-Through Certificates	Certification excludes the 80 and 90 Maiden Lane Loan Combination, the Beverly Connection Loan Combination, and the Myrtle Beach Marriott Resort & Spa Loan Combination.
COMM 2014-UBS5	COMM 2014-UBS5 Mortgage Trust Commercial Mortgage Pass-Through Certificates	Certification is restricted to the Harwood Center Mortgage Loan.
CSAIL 2016-C6	CSAIL 2016-C6 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2016-C6

Certification excludes the GLP
Industrial Portfolio A Mortgage Loan,
the GLP Industrial Portfolio B
Mortgage Loan, the Quaker Bridge
Mall Mortgage Loan, and the Starwood
Capital Extended Stay Portfolio
Mortgage Loan.

CSFB 2003-C5	Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-C5	None
CSFB 2005-C6	Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C6	None
CSMC 2007-C2	Credit Suisse Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C2	Certification excludes the 599 Lexington Avenue Whole Loan.
CSMC 2007-C4	Credit Suisse Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C4

Certification excludes the Group D
Loans (also known as the Original
NCB Mortgage Loans).

Certification is restricted to the period
which Torchlight served as Special
Servicer, from January 1, 2018
to August 10, 2018.

CSMC 2016-NXSR	Credit Suisse Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-NXSR	Certification excludes the Gurnee Mills Mortgage Loan, the QLIC Mortgage Loan, the Wolfchase Galleria Mortgage Loan, the Federal Way Crossings Mortgage Loan and the 681 Fifth Avenue Mortgage Loan.
FREMF 2013-K26	Deutsche Bank Trust Company Americas, as Trustee for Wells Fargo Commercial Mortgage Securities Inc., Multifamily Mortgage Pass-Through Certificates, Series 2013-K26	Certification is restricted to the period which Torchlight served as Special Servicer, from January 1, 2018 to September 5, 2018.
FREMF 2014-K36	U.S. Bank National Association, As Trustee For The Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Multifamily Mortgage Pass- Through Certificates, Series 2014-K36	Certification is restricted to the period which Torchlight served as Special Servicer, from January 1, 2018 to October 24, 2018.
FREMF 2014-K39	Citibank, NA, as Trustee for Wells Fargo Commercial Mortgage Securities Inc., Multifamily Mortgage Pass- Through Certificates, Series 2014-K39	None
GMACC 2004-C2	GMAC Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-C2	None
GSMS 2016-GS2	GS Mortgage Securities Trust 2016-GS2 Commercial Mortgage Pass-Through Certificates, Series 2016-GS2	Certification excludes the Veritas Multifamily Pool 1 Mortgage Loan.
JPMBB 2015-C28	JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2015-C28, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C28	Certification excludes the Houston Galleria, One Campus Martius, The Club Row Building and the Shaner Hotels Portfolio Whole Loans.
JPMBB 2015-C30	JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2015-C30, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C30	Certification excludes the One City Centre, Marriott - Pittsburgh and JAGR Portfolio Whole Loans.
JPMBB 2015-C33	JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2015-C33, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C33	Certification excludes the New Center One Building Mortgage Loan.
JPMCC 2002-C3	J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2002-C3	None
JPMCC 2004-C1	J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C1	None
JPMCC 2004-LN2	J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-LN2	None
JPMCC 2006-LDP6	J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP6 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP6	None
JPMCC 2011-C5	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5	None
JPMCC 2014-C20	J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 Commercial Mortgage Pass-Through Certificates, Series 2014-C20	Certification excludes the Outlets at Orange Whole Loan, the Gumberg Retail Portfolio Whole Loan, the 470 Vanderbilt Avenue Whole Loan, and the Westminster Mall Whole Loan.
JPMCC 2016-JP3	J.P. Morgan Chase Commercial Mortgage Securities Trust 2016-JP3 Commercial Mortgage Pass-Through Certificates, Series 2016-JP3

Certification excludes the 9 West 57th
Street Whole Loan, the 693 Fifth Avenue
Whole Loan, the Opry Mills Whole Loan,
the Westfield San Francisco Centre Whole
Loan, the Crocker Park Phase One & Two
Whole Loan, the 100 East Wisconsin
Avenue Whole Loan, and the West LA
Office - 1950 Sawtelle Boulevard Whole
Loan.

MLMT 2004-MKB1	Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-MKB1	None
MLMT 2005-MKB2	Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2	None
WBCMT 2003-C7	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2003-C7	None
WBCMT 2004-C12	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2004-C12	None
WBCMT 2004-C15	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2004-C15	None
WBCMT 2007-C33	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C33	Certification excludes the 666 Fifth Avenue Loan, the Sawgrass Mills Loan, and the Potomac Mills Loan.
WFRBS 2012-C7	WFRBS Commercial Mortgage Trust 2012-C7 Commercial Mortgage Pass-Through Certificates, Series 2012-C7	Certification is restricted to the period which Torchlight served as Special Servicer, from January 1, 2018 to September 20, 2018.
WWCAP 2005-1A	Wrightwood Capital Real Estate CDO 2005-1, Ltd.	None